Exhibit 99.1

FORM OF PROXY CARD
MAINLAND BANK
2501 Palmer Highway, Suite 100
Texas City, Texas 77590
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I hereby appoint                          and                          , and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Mainland Bank to be held on               , 2018 at               a.m., local time, at the main office of Mainland Bank, located at 2501 Palmer Highway, Suite 100, Texas City, Texas 77590, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.
Merger Proposal. To approve and adopt the Agreement and Plan of Reorganization, dated as of October 10, 2018 (the “reorganization agreement”), among Mainland Bank, Investar Holding Corporation, and Investar Bank, and the transactions contemplated by that agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Adjournment Proposal. To approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, (ii) to provide to Mainland Bank shareholders any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Mainland Bank shareholders voting at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
If properly executed and returned to Mainland Bank, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.
[Instructions: Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both, or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.]

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.
Signature
DATE: ____________________, 2018
Additional signature, if held jointly

(If applicable, such as a trust, state capacity in which signing.)

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71304.000001 EMF_US 26972596v1